UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2022

Mister Car Wash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40542	47-1393909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 E 5th Street

Tucson, Arizona 85705

(Address of Principal Executive Offices) (Zip Code)

(520) 615-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MCW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2022, the board of directors of Mister Car Wash, Inc. (the “Company”), appointed Mayra Chimienti, Vice President, Operations Services, as and with the title of Chief Operating Officer of the Company, effective March 14, 2022.

Ms. Chimienti has served as the Company’s Vice President, Operations Services since July 2017. Ms. Chimienti joined the Company in 2007 and previously served as Director of Training & Development from March 2013 to July 2017. Ms. Chimienti has been an industry veteran for almost 20 years, starting off as a CSA for Vintage Car Wash in El Paso, Texas. Ms. Chimienti has served as a director for the Mister Cares Foundation since April 2020. Ms. Chimienti received a B.A. in communications from the University of Texas, El Paso.

In connection with her appointment as Chief Operating Officer, Ms. Chimienti’s annual base salary was increased to $325,000 and her annual performance bonus target was set at 40% of her then-annual base salary based on achievement of Company goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mister Car Wash, Inc.

Date: March 18, 2022	By:	/s/ Jedidiah Gold
Jedidiah Gold
Chief Financial Officer